Exhibit 99.1 U.S. CONCRETE ANNOUNCES ITS FOURTH QUARTER AND FULL YEAR 2016 RESULTS Fourth Quarter 2016 Highlights Compared to Fourth Quarter 2015 • Consolidated revenue increased 20.9% to $318.8 million • Ready-mixed concrete average sales price improved 5.5% to $132.25 per cubic yard • Aggregate products average sales price improved 14.8% to $12.57 per ton • Net loss per diluted share of $1.01 compared to $0.43 • Loss from continuing operations of $15.4 million compared to $6.3 million • Adjusted Net Income from Continuing Operations per Diluted Share1 of $0.82 compared to $0.55 • Total Adjusted EBITDA1 increased 41.1% to $46.1 million • Generated net cash provided by operating activities of $23.6 million and Adjusted Free Cash Flow1 of $17.6 million Full Year 2016 Highlights Compared to Full Year 2015 • Consolidated revenue increased 19.8% to $1.17 billion • Ready-mixed concrete average sales price improved 5.1% to $130.35 per cubic yard • Aggregate products average sales price improved 13.6% to $11.97 per ton • Net income per diluted share of $0.55 compared to net loss per diluted share of $0.38 • Income from continuing operations of $9.6 million compared to loss from continuing operations of $5.1 million • Adjusted Net Income from Continuing Operations per Diluted Share1 of $2.86 compared to $2.57 • Total Adjusted EBITDA1 increased 21.2% to $159.8 million • Generated net cash provided by operating activities of $112.1 million and Adjusted Free Cash Flow1 of $77.4 million 1 Adjusted Net Income from Continuing Operations per Diluted Share, Total Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to the reconciliations and other information at the end of this press release. EULESS, TEXAS – February 28, 2017 – U.S. Concrete, Inc. (NASDAQ: USCR), a leading producer of construction materials in select major markets across the United States, today reported results for 2016 and the quarter ended December 31, 2016. During the 2016 fourth quarter, loss from continuing operations was $15.4 million, as compared to $6.3 million in the prior year quarter. Total Adjusted EBITDA increased to $46.1 million in the fourth quarter of 2016, compared to $32.7

2 million in the prior year fourth quarter. In the fourth quarter of 2016, we reported a net loss of $15.6 million compared to a net loss of $6.3 million in the fourth quarter of 2015. Results for the fourth quarter of 2016 include the recognition of a $26.4 million non-cash derivative related loss compared to a $13.6 million non-cash derivative related loss in the fourth quarter of 2015. William J. Sandbrook, President and Chief Executive Officer of U.S. Concrete, stated, “We continue to successfully build strong leadership positions in our major metropolitan markets and strengthen our footprint through accretive acquisitions, which led to record revenue for full year 2016 of $1.17 billion. We are extremely pleased with our results for the fourth quarter of 2016, with ready-mixed concrete year-over-year volume and average sales price growth of 15.8% and 5.5%, respectively. We also continue to improve average selling prices for our aggregate products, achieving a 14.8% year-over- year increase in the fourth quarter of 2016. The underlying fundamentals for continued improvements in volumes and pricing remain very strong for our business. Also, our gross margins and Adjusted EBITDA margins demonstrate the successful steps we have taken over the last four years to establish our leadership position in our major markets and to vertically integrate into aggregates. Our leadership position in our markets enabled us to achieve our 23rd straight quarter of year-over-year ready-mixed concrete price increases to $132.25 per cubic yard." Mr. Sandbrook continued, “We are very pleased that we continue to drive superior execution of our strategy and achieve high levels of operational excellence. Our underlying demand trends in New York, San Francisco, Washington, D.C. and the Dallas / Fort Worth areas continue to be positive, reflecting our balanced exposure to high growth markets as evidenced by year-over-year increases in our ready-mixed concrete average sales price and raw material margin spread in each of these markets.” Mr. Sandbrook concluded, “We remain very optimistic about potential growth in our existing markets as we look to the full year of 2017. Over the last several years, we have established leading share positions in high growth, well structured markets. We continue to consistently execute on our strategy of growing organically through operating excellence, superior product and service delivery and expand our operations through acquisitions to improve our existing market positions and enter new high growth markets. Our acquisition pipeline continues to provide opportunities for selective, accretive growth in both our ready-mixed concrete and aggregate platforms, and we are very focused on the potential to enter into new major metropolitan areas." FOURTH QUARTER 2016 RESULTS COMPARED TO FOURTH QUARTER 2015 RESULTS Consolidated revenue increased 20.9% to $318.8 million for the fourth quarter of 2016, compared to $263.6 million in the fourth quarter of 2015. Revenue from the ready-mixed concrete segment increased $52.4 million, or 22.0%, driven by both volume and pricing increases including the impact from acquisitions in 2015 and 2016. The Company’s ready-mixed concrete sales volume was 2.2 million cubic yards for the quarter, up 15.8% year-over-year. Ready-mixed concrete average sales price per cubic yard increased $6.84, or 5.5%, to $132.25 compared to $125.41 in the prior year fourth quarter. Ready- mixed concrete material spread per cubic yard increased 6.4% from $61.19 to $65.12. Ready-mixed concrete backlog at the

3 end of 2016 was approximately 7.3 million cubic yards, up 18.0% compared to the end of the prior year. Aggregate products sales volume was 1.4 million tons, down 1.6% year-over-year. Aggregate products average sales price improved 14.8% to $12.57 per ton. For the 2016 fourth quarter, income from operations increased $7.7 million to $23.8 million, with an income from operations margin of 7.5% compared to 6.1% in the fourth quarter of 2015. On a non-GAAP basis, our consolidated Adjusted Gross Profit increased $17.1 million to $70.9 million, with an Adjusted Gross Margin of 22.2% compared to 20.4% in the prior year fourth quarter. Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. Please refer to the reconciliations and other information at the end of this press release. Selling, general and administrative (“SG&A”) expenses were $28.6 million in the 2016 fourth quarter compared to $23.8 million in the prior year fourth quarter. As a percentage of revenue, SG&A expenses were 9.0% in the 2016 fourth quarter, consistent with the prior year fourth quarter. For the 2016 fourth quarter, loss from continuing operations was $15.4 million, as compared to $6.3 million in the 2015 fourth quarter. Total Adjusted EBITDA of $46.1 million in the 2016 fourth quarter increased $13.4 million compared to the prior year fourth quarter. Ready-mixed concrete segment Adjusted EBITDA increased $14.0 million to $45.7 million in the 2016 fourth quarter primarily due to higher volumes and selling prices. Aggregate products Adjusted EBITDA of $6.7 million in the 2016 fourth quarter increased $2.0 million compared to the prior year fourth quarter. For the fourth quarter of 2016, net loss was $15.6 million, or $1.01 per diluted share, compared to net loss of $6.3 million, or $0.43 per diluted share, in the fourth quarter of 2015. Adjusted Net Income from Continuing Operations was $13.4 million, or $0.82 per diluted share in the 2016 fourth quarter, compared to $8.8 million, or $0.55 per diluted share in the prior year fourth quarter, including the impact of a normalized tax rate of 40% in both periods. Adjusted Net Income from Continuing Operations in the fourth quarter of 2016 excludes a $26.4 million non-cash loss on derivatives resulting from fair value changes in the Company's warrants. This compares to a non-cash derivative loss of $13.6 million during the fourth quarter of 2015. The non-cash derivative losses were primarily due to increases in the price of the Company's common stock during each period. Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations Per Diluted Share are non-GAAP financial measures. Please refer to the reconciliations and other information at the end of this press release. FULL YEAR 2016 RESULTS COMPARED TO FULL YEAR 2015 RESULTS Consolidated revenue for 2016 increased 19.8% to $1.17 billion, versus $974.7 million in the comparable prior year period driven by higher volume and pricing, including the impact from acquisitions in 2015 and 2016, in both ready-mixed concrete and aggregates. Revenue from the ready-mixed concrete segment increased $184.4 million, or 21.0%, for 2016 compared to the prior year period. Aggregate products revenue increased $15.9 million, or 26.3%, for 2016 compared to the prior year period.

4 For 2016, net income was $8.9 million compared to net loss of $5.4 million for 2015. For 2016, income from continuing operations was $9.6 million as compared to a loss from continuing operations of $5.1 million for 2015. For 2016, Total Adjusted EBITDA of $159.8 million was $27.9 million greater than the $131.9 million in the comparable prior year period. In 2016, ready-mixed concrete segment Adjusted EBITDA increased by $25.6 million to $157.5 million compared to the prior year period. In 2016, aggregate products segment Adjusted EBITDA increased by $6.7 million to $21.7 million compared to the prior year period. BALANCE SHEET AND LIQUIDITY Net cash provided by operating activities in the fourth quarter of 2016 was $23.6 million compared to $47.5 million in the prior year fourth quarter. The Company’s Adjusted Free Cash Flow in the fourth quarter of 2016 was $17.6 million compared to $36.1 million in the prior year fourth quarter. At December 31, 2016, the Company had cash and cash equivalents of $75.8 million and total debt of $449.3 million, resulting in Net Debt of $373.5 million. Net Debt increased by $101.8 million from December 31, 2015, largely as a result of the Company's senior unsecured notes offering during the second quarter of 2016 and financing related to the purchase of additional mixer trucks and mobile equipment, partially offset by the redemption of its 2018 senior secured notes and repayment of all amounts outstanding under its revolving credit facility during the second quarter of 2016. The Company had $221.3 million of unused availability under its revolving credit facility as of December 31, 2016. Net Debt is a non- GAAP financial measure. Please refer to the reconciliation and other information at the end of this press release. In January 2017, the Company completed an add-on offering of $200.0 million aggregate principal amount to its existing $400.0 million, 6.375% senior unsecured notes due 2024. The $200.0 million unsecured notes add-on were issued at a price of 105.75% of par value. The Company intends to use the net proceeds of this add-on notes offering for general corporate purposes, including the funding of acquisitions to expand its current business.

5 CONFERENCE CALL AND WEBCAST DETAILS U.S. Concrete will host a conference call on Tuesday, February 28, 2017 at 10:00 a.m. Eastern time (9:00 a.m. Central), to review its full year and fourth quarter 2016 results. To participate in the call, please dial (877) 312-8806 – Conference ID: 72975375 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A live webcast will be available on the Investor Relations section of the Company's website at www.us-concrete.com. Please visit the website at least 15 minutes before the call begins to register and download and install any necessary audio software. A replay of the conference call and archive of the webcast will be available shortly after the call on the Investor Relations section of the Company’s website at www.us-concrete.com. ABOUT U.S. CONCRETE U.S. Concrete serves the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 154 standard ready-mixed concrete plants, 16 volumetric ready-mixed concrete facilities, and 16 producing aggregates facilities. During 2016, U.S. Concrete sold approximately 8.1 million cubic yards of ready-mixed concrete and approximately 5.6 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains various forward-looking statements and information that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the expansion of the business; the opportunities and results of our acquisitions; the prospects for growth in new and existing markets; encouraging nature of volume and pricing increases; the business levels of our existing markets; ready-mixed concrete backlog; ability to maintain our cost structure and monitor fixed costs; ability to maximize liquidity, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; results of litigation; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2016. (Tables Follow)

6 U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) Three Months Ended December 31, Twelve Months Ended December 31, 2016 2015(1) 2016 2015(1) (Unaudited) Revenue $ 318,777 $ 263,573 $ 1,168,160 $ 974,717 Cost of goods sold before depreciation, depletion and amortization 247,887 209,737 922,338 768,439 Selling, general and administrative expenses 28,572 23,773 100,019 86,873 Depreciation, depletion and amortization 16,057 12,159 54,852 43,570 Loss on revaluation of contingent consideration, net 2,900 2,319 5,225 932 Gain on sale of assets, net (400) (473) (1,416) (468) Income from operations 23,761 16,058 87,142 75,371 Interest expense, net (7,776) (5,768) (27,709) (21,734) Derivative loss (26,368) (13,615) (19,938) (60,016) Loss on early extinguishment of debt — — (12,003) — Other income, net 1,825 586 3,237 2,064 (Loss) income from continuing operations before income taxes (8,558) (2,739) 30,729 (4,315) Income tax expense 6,834 3,584 21,151 779 (Loss) income from continuing operations (15,392) (6,323) 9,578 (5,094) (Loss) income from discontinued operations, net of taxes (199) 71 (717) (320) Net (loss) income $ (15,591) $ (6,252) $ 8,861 $ (5,414) Basic (loss) income per share: (Loss) income from continuing operations $ (1.00) $ (0.44) $ 0.63 $ (0.36) (Loss) income from discontinued operations, net of income tax (0.01) 0.01 (0.04) (0.02) Net (loss) income per share - basic $ (1.01) $ (0.43) $ 0.59 $ (0.38) Diluted (loss) income per share: (Loss) income from continuing operations $ (1.00) $ (0.44) $ 0.59 $ (0.36) (Loss) income from discontinued operations, net of taxes (0.01) 0.01 (0.04) (0.02) Net (loss) income per share - diluted $ (1.01) $ (0.43) $ 0.55 $ (0.38) Weighted average shares outstanding: Basic 15,457 14,475 15,098 14,080 Diluted 15,457 14,475 16,226 14,080 (1) Certain reclassifications have been made to conform with the current year presentation.

7 U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) December 31, 2016 December 31, 2015(1) ASSETS Current assets: Cash and cash equivalents $ 75,774 $ 3,925 Trade accounts receivable, net 207,292 171,256 Inventories 41,979 36,726 Prepaid expenses 5,534 4,243 Other receivables 8,691 7,765 Other current assets 2,019 2,374 Total current assets 341,289 226,289 Property, plant and equipment, net 337,412 248,123 Goodwill 133,271 100,204 Intangible assets, net 130,973 95,754 Deferred income taxes — 6,026 Other assets 2,457 5,301 Total assets $ 945,402 $ 681,697 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 110,694 $ 80,419 Accrued liabilities 85,243 85,854 Current maturities of long-term debt 16,654 9,386 Derivative liabilities 57,415 67,401 Total current liabilities 270,006 243,060 Long-term debt, net of current maturities 432,644 266,214 Other long-term obligations and deferred credits 46,267 38,416 Deferred income taxes 7,656 — Total liabilities 756,573 547,690 Commitments and contingencies Equity: Preferred stock — — Common stock 17 16 Additional paid-in capital 249,832 201,015 Accumulated deficit (39,296) (48,157) Treasury stock, at cost (21,724) (18,867) Total stockholders' equity 188,829 134,007 Total liabilities and equity $ 945,402 $ 681,697 (1) Certain reclassifications have been made to conform with the current year presentation.

8 U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) Twelve Months Ended December 31, 2016 2015 CASH FLOWS FROM OPERATING ACTIVITIES: Net income (loss) $ 8,861 $ (5,414) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation, depletion and amortization 54,852 43,570 Debt issuance cost amortization 1,845 1,795 Loss on extinguishment of debt 12,003 — Amortization of discount on long-term incentive plan and other accrued interest 593 427 Net loss on revaluation of contingent consideration 5,225 932 Net loss on derivative 19,938 60,016 Net gain on sale of assets (1,416) (275) Excess tax benefits from stock-based compensation (3,787) — Deferred income taxes 16,786 (12,579) Provision for doubtful accounts and customer disputes 2,966 4,198 Stock-based compensation 7,099 5,824 Changes in assets and liabilities, excluding effects of acquisitions: Accounts receivable (25,588) (37,766) Inventories (3,749) (383) Prepaid expenses and other current assets (2,342) (886) Other assets and liabilities, net 2,171 (1,341) Accounts payable and accrued liabilities 16,667 46,143 Net cash provided by operating activities 112,124 104,261 CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of property, plant and equipment (40,425) (24,977) Payments for acquisitions, net of cash acquired (127,927) (135,347) Proceeds from disposals of property, plant and equipment 2,744 1,312 Proceeds from disposal of acquired businesses 1,565 1,177 Insurance proceeds from property loss claim 1,348 — Net cash used in investing activities (162,695) (157,835) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from revolver borrowings 128,904 206,809 Repayments of revolver borrowings (173,904) (161,809) Proceeds from issuance of debt 400,000 — Repayments of debt (200,000) (117) Premium paid on early retirement of debt (8,500) — Proceeds from exercise of stock options and warrants 348 546 Payments of other long-term obligations (4,679) (2,298) Payments for other financing (13,433) (8,611) Excess tax benefits from stock-based compensation 3,787 — Debt issuance costs (7,824) (893) Payments for share repurchases — — Other treasury share purchases (2,857) (6,330) Other proceeds 578 — Net cash provided by financing activities 122,420 27,297 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS 71,849 (26,277) CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 3,925 30,202 CASH AND CASH EQUIVALENTS AT END OF PERIOD $ 75,774 $ 3,925

SEGMENT FINANCIAL INFORMATION

Our two reportable segments consist of ready-mixed concrete and aggregate products. Our chief operating decision maker evaluates segment performance and allocates resources based on Adjusted EBITDA. The following tables set forth certain unaudited financial information relating to our continuing operations by reportable segment (in thousands, except average sales price amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2016	2015	2016	2015
Revenue:				
Ready-mixed concrete				
Sales to external customers	$ 290,512	$ 238,142	$1,060,991	$ 876,633
Aggregate products				
Sales to external customers	10,909	9,128	41,665	34,191
Intersegment sales	9,028	7,812	34,669	26,248
Total aggregate products	19,937	16,940	76,334	60,439
Total reportable segment revenue	310,449	255,082	1,137,325	937,072
Other products and eliminations	8,328	8,491	30,835	37,645
Total revenue	$ 318,777	$ 263,573	$1,168,160	$ 974,717
Reportable Segment Adjusted EBITDA				
Ready-mixed concrete Adjusted EBITDA	$ 45,725	$ 31,678	$ 157,534	$ 131,940
Aggregate products Adjusted EBITDA	$ 6,651	$ 4,624	$ 21,731	$ 14,996

	Three Months Ended December 31,		Year-Over-Year %	Twelve Months Ended December 31,		Year-Over-Year %
	2016	2015	Change	2016	2015	Change
Ready-Mixed Concrete						
Average sales price per cubic yard	$ 132.25	$ 125.41	5.5 %	$ 130.35	$ 123.98	5.1%
Sales volume in cubic yards	2,193	1,893	15.8 %	8,122	7,038	15.4%
Aggregate Products						
Average sales price per ton	$ 12.57	$ 10.95	14.8 %	$ 11.97	$ 10.54	13.6%
Sales volume in tons	1,358	1,380	(1.6)%	5,563	4,919	13.1%

9

10 NON-GAAP FINANCIAL MEASURES (Unaudited) Total Adjusted EBITDA and Total Adjusted EBITDA Margin Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. We define Total Adjusted EBITDA as our income (loss) from continuing operations plus income tax expense (benefit), depreciation, depletion and amortization, net interest expense, loss on extinguishment of debt, derivative (gain) loss, non-cash (gain) loss on revaluation of contingent consideration, non-cash stock compensation expense, acquisition-related professional fees, and officer severance. Acquisition-related professional fees consists of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and does not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is income (loss) from continuing operations (in thousands). Three Months Ended December 31, Twelve Months Ended December 31, 2016 2015 2016 2015 Total Adjusted EBITDA Reconciliation (Loss) income from continuing operations $ (15,392) $ (6,323) $ 9,578 $ (5,094) Add: Income tax expense 6,834 3,584 21,151 779 (Loss) income from continuing operations before income taxes (8,558) (2,739) 30,729 (4,315) Add: Depreciation, depletion and amortization 16,057 12,159 54,852 43,570 Add: Interest expense, net 7,776 5,768 27,709 21,734 Add: Loss on extinguishment of debt — — 12,003 — Add: Derivative loss 26,368 13,615 19,938 60,016 Add: Non-cash loss on revaluation of contingent consideration 2,900 2,319 5,225 932 Add: Non-cash stock compensation expense 1,421 830 7,099 5,824 Add: Acquisition-related professional fees 121 703 2,250 3,760 Add: Officer severance — — — 357 Total Adjusted EBITDA $ 46,085 $ 32,655 $ 159,805 $ 131,878 (Loss) income from continuing operations margin (4.8)% (2.4)% 0.8% (0.5)% Total Adjusted EBITDA Margin 14.5% 12.4% 13.7% 13.5%

11 Adjusted Gross Profit and Adjusted Gross Margin Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. We define Adjusted Gross Profit as our income from operations, plus depreciation, depletion and amortization, selling, general and administrative expenses, (gain) loss on revaluation of contingent consideration, and (gain) loss on sale of assets. We define Adjusted Gross Margin as the amount determined by dividing Adjusted Gross Profit by total revenue. We have included Adjusted Gross Profit and Adjusted Gross Margin herein because they are widely used by investors for valuing and comparing our financial performance from period to period. We also use Adjusted Gross Profit and Adjusted Gross Margin to monitor and compare the financial performance of our operations. Adjusted Gross Profit and Adjusted Gross Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, which is income from operations (in thousands). Three Months Ended Twelve Months Ended December 31, December 31, 2016 2015 2016 2015 Adjusted Gross Profit Reconciliation Income from operations $ 23,761 $ 16,058 $ 87,142 $ 75,371 Add: Depreciation, depletion and amortization 16,057 12,159 54,852 43,570 Add: Selling, general and administrative expenses 28,572 23,773 100,019 86,873 Add: Loss on revaluation of contingent consideration 2,900 2,319 5,225 932 Add: Gain on sale of assets (400) (473) (1,416) (468) Adjusted Gross Profit $ 70,890 $ 53,836 $ 245,822 $ 206,278 Income from operations margin 7.5% 6.1% 7.5% 7.7% Adjusted Gross Margin 22.2% 20.4% 21.0% 21.2%

12 Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share are non-GAAP financial measures. We define Adjusted Net Income from Continuing Operations as net (loss) income, plus loss (income) from discontinued operations, net of taxes, income tax expense (benefit), derivative (gain) loss, loss on extinguishment of debt, non-cash stock compensation expense, acquisition-related professional fees, officer severance and non-cash (gain) loss on revaluation of contingent consideration. We also adjust Adjusted Net Income from Continuing Operations for a normalized effective income tax rate of 40%. We define Adjusted Net Income from Continuing Operations per Diluted Share as Adjusted Net Income from Continuing Operations on a diluted per share basis. Acquisition-related professional fees consists of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and does not include fees or expenses associated with post-closing integration of strategic acquisitions. We have included Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share herein because they are used by investors for valuation and comparing our financial performance with the performance of other building material companies. We use Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share to monitor and compare the financial performance of our operations. Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following tables reconcile (i) Adjusted Net Income from Continuing Operations to the most directly comparable GAAP financial measure, which is net (loss) income and (ii) Adjusted Net Income from Continuing Operations per Diluted Share to the most directly comparable GAAP financial measure, which is net (loss) income per diluted share (in thousands, except per share amounts). Three Months Ended December 31, Twelve Months Ended December 31, 2016 2015 2016 2015 Adjusted Net Income from Continuing Operations Reconciliation Net (loss) income $ (15,591) $ (6,252) $ 8,861 $ (5,414) Add: Loss (income) from discontinued operations, net of taxes 199 (71) 717 320 Add: Income tax expense 6,834 3,584 21,151 779 (Loss) income from continuing operations before income taxes (8,558) (2,739) 30,729 (4,315) Add: Derivative loss 26,368 13,615 19,938 60,016 Add: Loss on extinguishment of debt — — 12,003 — Add: Non-cash stock compensation expense 1,421 830 7,099 5,824 Add: Acquisition-related professional fees 121 703 2,250 3,760 Add: Officer severance — — — 357 Add: Non-cash loss on revaluation of contingent consideration 2,900 2,319 5,225 932 Adjusted income from continuing operations before income taxes 22,252 14,728 77,244 66,574 Normalized income tax expense(1) 8,901 5,891 30,898 26,630 Adjusted Net Income from Continuing Operations $ 13,351 $ 8,837 $ 46,346 $ 39,944 (1) Assumes a normalized effective tax rate of 40% in all periods.

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Adjusted Net Income from Continuing Operations per Diluted Share Reconciliation				
Net (loss) income per diluted share[(1)]	$ (1.01)	$ (0.43)	$ 0.55	$ (0.38)
Add: Loss (income) from discontinued operations, net of taxes per diluted share	0.01	(0.01)	0.04	0.02
Add: Income tax expense per diluted share	0.45	0.25	1.30	0.05
(Loss) income from continuing operations before income taxes per diluted share	(0.55)	(0.19)	1.89	(0.31)
Add: Impact of derivative loss	1.61	0.85	1.23	3.86
Add: Impact of loss on extinguishment of debt	—	—	0.74	—
Add: Impact of non-cash stock compensation expense	0.09	0.05	0.44	0.37
Add: Impact of acquisition-related professional fees	0.01	0.04	0.14	0.24
Add: Impact of officer severance	—	—	—	0.02
Add: Impact of non-cash loss on revaluation of contingent consideration	0.18	0.14	0.32	0.06
Adjusted income from continuing operations before income taxes per diluted share	1.36	0.92	4.76	4.28
Less: Normalized income tax expense[(2)]	0.54	0.37	1.90	1.71
Adjusted Net Income from Continuing Operations per Diluted Share	$ 0.82	$ 0.55	$ 2.86	$ 2.57

(1) Net loss per diluted share for the three months ended December 31, 2016 and 2015 excludes common stock equivalents of 875 thousand and 1.6 million shares, respectively, from our warrants, options and restricted stock as their impact is anti-dilutive based on the net loss for the period; however, these common stock equivalents are included in Adjusted Net Income from Continuing Operations per Diluted Share. Net loss per diluted share for the twelve months ended December 31, 2015 excludes common stock equivalents of 1.5 million shares from our warrants, options and restricted stock as their impact is anti-dilutive based on the net loss for the period; however, these common stock equivalents are included in Adjusted Net Income from Continuing Operations per Diluted Share.

(2) Assumes a normalized effective tax rate of 40% in all periods.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is a non-GAAP financial measure. We define Adjusted Free Cash Flow as net cash provided by operating activities less capital expenditures, plus proceeds from the sale of property, plant and equipment, proceeds from disposals of acquired businesses and insurance proceeds from property loss claim. We consider Adjusted Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. However, Adjusted Free Cash Flow is not intended to be used as an alternative to any measure of our liquidity in accordance with GAAP. The following table reconciles Adjusted Free Cash Flow to the most directly comparable GAAP financial measure, which is net cash provided by operating activities (in thousands).

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Adjusted Free Cash Flow Reconciliation				
Net cash provided by operating activities	$ 23,619	$ 47,535	$ 112,124	$ 104,261
Less: Capital expenditures	(9,384)	(12,214)	(40,425)	(24,977)
Plus: Proceeds from the sale of property, plant and equipment	824	649	2,744	1,312
Plus: Proceeds from the disposal of acquired businesses	1,190	125	1,565	1,177
Plus: Insurance proceeds from property loss claim	1,348	—	1,348	—
Adjusted Free Cash Flow	$ 17,597	$ 36,095	$ 77,356	$ 81,773

13

14 Net Debt Net Debt is a non-GAAP financial measure. We define Net Debt as total debt, including current maturities and capital lease obligations, less cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position. We use Net Debt to monitor and compare our financial position from period to period. However, Net Debt is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table reconciles Net Debt to the most directly comparable GAAP financial measure, which is total debt, including current maturities and capital lease obligations (in thousands). As of As of December 31, 2016 December 31, 2015 Net Debt Reconciliation Total debt, including current maturities and capital lease obligations $ 449,298 $ 275,600 Less: cash and cash equivalents 75,774 3,925 Net Debt $ 373,524 $ 271,675 Net Debt to Total Adjusted EBITDA Net Debt to Total Adjusted EBITDA is a non-GAAP financial measure. We define Net Debt to Total Adjusted EBITDA as Net Debt divided by Total Adjusted EBITDA for the applicable last twelve month period. We believe that Net Debt to Total Adjusted EBITDA is useful to investors as a measure of our financial position. We use this measure to monitor and compare our financial position from period to period. However, Net Debt to Total Adjusted EBITDA is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table presents our calculation of Net Debt to Total Adjusted EBITDA and the most directly comparable GAAP ratio, which is total debt to income from continuing operations (in thousands). For an explanation and reconciliation of Total Adjusted EBITDA, see page 10 of this release. Twelve Month Period January 1, 2016 to December 31, 2016 Total Adjusted EBITDA $ 159,805 Net Debt $ 373,524 Total debt to income from continuing operations 46.91x Net Debt to Total Adjusted EBITDA as of December 31, 2016 2.34x Contact: U.S. Concrete, Inc. Investor Relations 844-828-4774 IR@us-concrete.com